Exhibit (a)(5)(P)

Calle Los Libertadores 155	Phone number: 710-0660
Piso 8, San Isidro	Fax: 222-4260

Addendum to the Guarantee Trust Agreement
Dated July 2, 2021

Trustors:	Bethel Enterprises Inc. Dulanto Swayne, Francisco Javier Rangel Zavala, Hugo Gálvez Rubio, Alfonso Gutiérrez Benavides, Claudia María de la Asunción
Trustee:	La Fiduciaria S.A.
Trust Beneficiary:	IG4 Capital Infrastructure Investments LP
Custodian:	BTG Pactual Perú S.A.C.

Trust Agreement N° 1626	1

Calle Los Libertadores 155	Phone number: 710-0660
Piso 8, San Isidro	Fax: 222-4260

The Notary Public is hereby requested to enter in his Register of Public Instruments this ADDENDUM TO THE GUARANTEE TRUST AGREEMENT (hereinafter, the “ADDENDUM”), entered into by and among the following parties:

I.      As TRUSTORS:

•	BETHEL ENTERPRISES INC., a corporation organized under the laws of the Republic of Panama, duly entered in Page N° 521824 (S) of the Panama Commercial Registry, with registered office at Calle Elvira Méndez N° 10, Último Piso, Ciudad de Panamá – Panamá and place of business for the purposes hereof at Avenida General Pezet N° 421, Dpto. 1301, District of San Isidro, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 11882538 of the Lima Registry of Legal Entities (hereinafter, “BEI”);

•	FRANCISCO JAVIER DULANTO SWAYNE, identified by Peruvian Identity Document (DNI) N° 08254231, and his spouse MARTHA ELIANA CARBAJAL GABRIELLI, identified by Peruvian Identity Document (DNI) N° 08254230, with registered address at Av. Nicolás de Ribera N° 280, Dpto. 402, District of San Isidro, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 14503055 of the Lima Registry of Legal Entities (hereinafter, “FDS”);

•	HUGO RANGEL ZAVALA, identified by Peruvian Identity Document (DNI) N° 08784993 and his spouse MARÍA NELLY GARFIAS CABADA, identified by Peruvian Identity Document (DNI) N° 08785391, with registered address at Calle Toquepala N° 116, Urbanización Tambo de Monterrico, District of Santiago de Surco, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 14501746 of the Lima Registry of Legal Entities (hereinafter, “HRZ”);

•	ALFONSO HERNANDO GÁLVEZ RUBIO, identified by Peruvian Identity Document (DNI) N° 08246903 and his spouse SUSANA VIOLETA VARGAS MONTOYA DE GÁLVEZ, identified by Peruvian Identity Document (DNI) N° 08246902, with registered address at Avenida Nicolás de Ribera N° 330, Dpto. 401, District of San Isidro, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 14503301 of the Lima Registry of Legal Entities (hereinafter, “AGR”);

•	CLAUDIA MARIA DE LA ASUNCIÓN GUTIÉRREZ BENAVIDES, identified by Peruvian Identity Document (DNI) N° 08216131, married under the separation of property system, entered in Electronic Registry File N° 11350004 of the Lima Registry of Individuals, with registered address at Calle Mariscal Blas Cerdeña N° 365, Dpto. 601, District of San Isidro, Province and Department of Lima, duly represented by Mr. Carlos Enrique Arata Delgado, identified by Peruvian Identity Document (DNI) N° 10278216, pursuant to the power of attorney entered in Electronic Registry File N° 14503341 of the Lima Registry of Legal Entities(hereinafter, “CGB” and, collectively with BEI, FDS, HRZ and AGR, the “TRUSTORS”),

Trust Agreement N° 1626	2

Calle Los Libertadores 155	Phone number: 710-0660
Piso 8, San Isidro	Fax: 222-4260

without prejudice to any such others as may join as TRUSTORS by execution of the ADDENDUM OF ADHESION.

II.        As TRUSTEE:

•	LA FIDUCIARIA S.A., with Taxpayer Registration (RUC) N° 20501842771, with registered office at Calle Los Libertadores N° 155, Piso 8, District of San Isidro, Province and Department of Lima, duly represented by Ms. Paola Janett Postigo Carrera, identified by Peruvian Identity Document (DNI) N° 10799284 , and by Ms. Vanessa Giovanna Huertas Ponce, identified by Peruvian Identity Document (DNI) N° 11263525, pursuant to the powers of attorney in Items C00061 and C00072, respectively, of Electronic Registry File N° 11263525 of the Lima Registry of Legal Entities (hereinafter, “LA FIDUCIARIA”).

III.        As TRUST BENEFICIARY:

•	IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP, an investment fund incorporated under the laws of Scotland, with Registration N° SL34296 of the Registrar of Companies of Scotland, with registered office for the purposes hereof at 50 La Colomberie, St. Helier, Jersey JE2 4QB, duly represented by Mr. Roberto Guillermo Mac Lean Martins, identified by Peruvian Identity Document (DNI) N° 06385193, duly authorized by powers of attorney registered in Entry A00001 and A00002 of Electronic File N° 14490544 of the Lima Registry of Legal Entities (hereinafter, the “TRUST BENEFICIARY”).

IV.       With the participation, as CUSTODIAN, of:

•	BTG PACTUAL PERÚ S.A.C., with Taxpayer Registration (RUC) N° 20503595819, with registered office at Av. Santo Toribio N° 173 Dpto. 602, District of San Isidro, Department and Province of Lima, duly represented by Mr. José Antonio Blanco Cáceres, identified by Peruvian Identity Document (DNI) N° 09751404, and Mr. Cristhian Rafael Escalante Uribe, identified by Peruvian Identity Document (DNI) N° 41914174, pursuant to the power of attorney entered in Electronic Registry File N° 11340870 of the Lima Registry of Legal Entities (hereinafter, the “CUSTODIAN”).

All capitalized words used herein shall have the same meaning as assigned in the Trust Agreement indicated in Section 1.1 of this document.

This ADDENDUM is executed and delivered by the PARTIES under the terms and conditions set forth in the following clauses:

Clause One. – Background

1.1	On June 3, 2021, Bethel Enterprises Inc, Francisco Javier Dulanto Swayne, Hugo Rangel Zavala, Alfonso Gálvez Rubio, and Claudia María de la Asunción Gutiérrez Benavides, as Trustors; La Fiduciaria S.A., as Trustee; IG4 Capital Infrastructure Investments LP, as Trust Beneficiary; and BTG Pactual Perú S.A.C., as Custodian, executed a Guarantee Trust Agreement, which was notarized on the same date before the Notary Public of Lima, Dr. Eduardo Laos de Lama (hereinafter, the “AGREEMENT”). By means of the AGREEMENT, a guaranty trust was created, and the SHARES were transferred in trust in favor of THE

Trust Agreement N° 1626	3

Calle Los Libertadores 155	Phone number: 710-0660
Piso 8, San Isidro	Fax: 222-4260

TRUSTEEES, including 9’000,000 SHARES owned by CGB (hereinafter, the “CGB SHARES”).

1.2	It is the intention of the PARTIES to enter into this ADDENDUM for the purposes of (i) expressing their agreement with regards to the restitution of the CGB SHARES and therefore, that said shares shall not form part of the TRUST, thus terminating the AGREEMENT and resolving the incorporation of the TRUST with respect to the CGB SHARES, which are transferred out of the TRUST and returned to CGB; and (ii) waive the condition of receiving the NOTICE OF DEFAULT ON THE CONDITION SUBSEQUENT, in order for the TRUST BENEFICIARY to exercise the POLITICAL RIGHTS. In that sense, the PARTIES agree to modify numeral 6.2 of Clause Six of the AGREEMENT.

Clause Two. – Object

2.1	By means of the present instrument and by virtue of what is indicated in numeral 1.2 above, the PARTIES agree that the CGB SHARES shall be returned, and therefore, do not form part of the TRUST. In this sense, the AGREEMENT is terminated and the incorporation of the TRUST in respect of the CGB SHARES is resolved, which are hereby transferred out of the TRUST and returned to CGB, in accordance with the provisions of articles 269 and 270 of the LAW.

2.2	In this sense, the PARTIES agree to modify in its entirety the definition of SHARES contained in Clause Two of the AGREEMENT, which shall now have the following literal wording:

SHARES:

Collectively, the 24,987,698 shares representing two point eighty seven percent (2.87%) of the capital stock of the COMPANY, detailed in ANNEX 1 hereto, the holding of which is registered to the TRUSTORS with CAVALI, as well as the ADDITIONAL SHARES if applicable; and which, under the AGREEMENT, are transferred in beneficial ownership to the TRUST managed by LA FIDUCIARIA.

On the date hereof, the SHARES are allocated among the TRUSTORS, as shown in ANNEX 1. ANNEX 1 will be amended whenever the allocation of SHARES is amended, notice of which shall be given to the PARTIES in a timely manner. The PARTIES agree that ANNEX 1 will be unilaterally amended by LA FIDUCIARIA in connection with the execution of ADDENDUMS OF ADHESION, increases in the capital stock of the COMPANY and exercise by the TRUSTORS of their liquidity rights as provided in Subclause 6.7 of Clause Six hereof.

The definition of the term SHARES is made extensive to any shares as the TRUSTORS may acquire by any means or created or issued, and held by the TRUSTORS, during the TERM OF THE TRUST, whether or not such SHARES are of voting stock, including, without limitation, any

Trust Agreement N° 1626	4

Calle Los Libertadores 155	Phone number: 710-0660
Piso 8, San Isidro	Fax: 222-4260

share created or issued as a result of any: (i) increases in the capital stock of the COMPANY by new contributions by the TRUSTORS; (ii) restatement of the capital stock of the COMPANY; (iii) change in the par value of the SHARES representing the capital stock of the COMPANY; (iv) conversion of obligations and exercise of options; (v) adjustment to inflation; (vi) capitalization of profits, revaluation of surpluses, reserves or loans from shareholders; and, (vii) any other act or event that could have consequences similar to those described in items (i) to (vi) above.

The procedure in Subclause 6.6 of Clause Six hereof shall be followed for purposes of the issue and subscription of new SHARES by the TRUSTORS.

2.3	Likewise, the PARTIES agree to modify ANNEX 1 of the AGREEMENT in its entirety, which shall have the following wording:

ANNEX 1

ALLOCATION OF SHARES OF THE TRUSTORS

Trustor	Shares transferred to the TRUST
Bethel Enterprises Inc.	16,892,642
Dulanto Swayne, Francisco Javier	4,225,000
Rangel Zavala, Hugo	3,633,076
Gálvez Rubio, Alfonso	236,980
Total	24’987,698

2.4	In addition, it is agreed that, from now on, CGB shall not be a PARTY to the AGREEMENT, nor shall it have the capacity of trustor of the same. Therefore, for any subsequent modification, addendum, or clarification to the same, its intervention or consent shall not be required.

2.5	Finally, the PARTIES agree to waive the condition of receiving the NOTICE OF DEFAULT ON THE CONDITION SUBSEQUENT, so that the TRUST BENEFICIARY is the one who exercises the POLITICAL RIGHTS as of the date of execution of this ADDENDUM. In that sense, the PARTIES decide to modify Section 6.2 of Clause Six of the AGREEMENT in its entirety, which shall have the following literal wording:

“6.2        POLITICAL RIGHTS of the SHARES

The POLITICAL RIGHTS of the SHARES shall be exercised by the TRUST BENEFICIARY directly and in its sole discretion. Accordingly, the TRUSTORS hereby instruct LA FIDUCIARIA to deliver the POLITICAL RIGHTS to the TRUST BENEFICIARY under this AGREEMENT.

In this regard, as from the date of execution of this AGREEMENT and until the SHARES cease to be a part of the TRUST (whether by termination of the AGREEMENT or otherwise),

Trust Agreement N° 1626	5

Calle Los Libertadores 155	Phone number: 710-0660
Piso 8, San Isidro	Fax: 222-4260

the TRUST BENEFICIARY will exercise the POLITICAL RIGHTS, including attendance to regular shareholders meetings of the COMPANY in full exercise of the POLITICAL RIGHTS delivered by LA FIDUCIARIA. The provisions in this paragraph shall be without prejudice to the provisions in Subclause 6.6 of this Clause, by virtue of which the TRUSTORS may exercise their preemptive subscription right over the SHARES as set forth therein.

For the avoidance of doubt, in exercising the POLITICAL RIGHTS, the TRUST BENEFICIARY may execute any such corporate documents (minutes of regular meetings, committees, etc.) requiring the participation of the TRUST. Notwithstanding the foregoing, whenever the TRUST BENEFICIARY executes any document in which the TRUST participates, it shall deliver a copy thereof to LA FIDUCIARIA within three (3) BUSINESS DAYS from execution thereof.

The TRUST BENEFICIARY shall be in charge of any formality and/or procedure with the COMPANY arising from execution of the aforementioned documents.

The TRUST BENEFICIARY shall submit copies of the minutes of the aforementioned meetings to LA FIDUCIARIA and the TRUSTORS for filing thereof as appropriate, upon such copies being duly signed.

The TRUSTORS assume no liability to the TRUST BENEFICIARY, the COMPETENT AUTHORITY or any third party for the exercise of the POLITICAL RIGHTS of the SHARES by the TRUST BENEFICIARY, as provided herein, or for the decisions, actions or omissions that the TRUST BENEFICIARY may make or take based on exercising the POLITICAL RIGHTS over the SHARES. The TRUST BENEFICIARY expressly states that all decisions it may make or elect not to make pertain solely to its freedom to decide and, therefore, the consequences and effects thereof are its sole responsibility.”

Clause Three. – General Provisions

3.1	The PARTIES expressly acknowledge that all terms and conditions of the AGREEMENT continue in full force and will become effective as long as they are not amended by this instrument or are contrary thereto.

3.2	Any and all expenses arising from the formalization of this ADDENDUM; included, but not limited to the notarial expenses generated by entering this ADDENDUM as a public instrument, and the delivery of a copy of the Public Deed to the PARTIES, shall be assumed by CBG, in accordance with the provisions of Clause Twenty One of the AGREEMENT.

3.3	Considering that by Resolution of the National Superintendent of Public Registries No. 316-2008-SUNARP-SN of November 25, 2008, it was established that transfers of trust would be qualified as invaluable acts, the restitution of trust produced by the present act shall be considered an invaluable act.

The Notary Public is requested to add the other clauses required by law, issuing four (4) notarized copies for the PARTIES hereto and submitting a notarized copy to the Security Interest and Pledge Agreements Registry for filing thereof as appropriate.

Trust Agreement N° 1626	6

Calle Los Libertadores 155	Phone number: 710-0660
Piso 8, San Isidro	Fax: 222-4260

Lima, July 2 2021

[Signature pages follow]

Trust Agreement N° 1626	7

Calle Los Libertadores 155	Phone number: 710-0660
Piso 8, San Isidro	Fax: 222-4260

TRUSTORS:

BETHEL ENTERPRISES INC. ____________________________ Duly represented by Carlos Enrique Arata Delgado
FRANCISCO JAVIER DULANTO SWAYNE _________________________________ Duly represented by Carlos Enrique Arata Delgado	MARTHA ELIANA CARBAJAL GABRIELLI _________________________________ Duly represented by Carlos Enrique Arata Delgado
HUGO RANGEL ZAVALA __________________________________ Duly represented by Carlos Enrique Arata Delgado	MARÍA NELLY GARFIAS CABADA _________________________________ Duly represented by Carlos Enrique Arata Delgado
ALFONSO GÁLVEZ RUBIO _________________________________ Duly represented by Carlos Enrique Arata Delgado	SUSANA VIOLETA VARGAS MONTOYA DE GÁLVEZ _________________________________ Duly represented by Carlos Enrique Arata Delgado
CLAUDIA MARÍA DE LA ASUNCIÓN GUTIÉRREZ BENAVIDES

Trust Agreement N° 1626	8

Calle Los Libertadores 155	Phone number: 710-0660
Piso 8, San Isidro	Fax: 222-4260

___________________________________ Duly represented by Carlos Enrique Arata Delgado

LA FIDUCIARIA S.A.

Duly represented by Paola Janett Postigo Carrera	Duly represented by Vanessa Giovanna Huertas Ponce

IG4 CAPITAL INFRASTRUCTURE INVESTMENTS LP

______________________________ Duly represented by Roberto Guillermo Mac Lean Martins

BTG PACTUAL PERÚ S.A.C.

Duly represented by José Antonio Blanco Cáceres	Duly represented by Cristhian Rafael Escalante Uribe

Trust Agreement N° 1626	9